Exhibit 99.1
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                                  PRESS RELEASE
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                            LINCOLN BANCORP ANNOUNCES

                            STOCK REPURCHASE PROGRAM

For Immediate Release:  4/25/03 8:36 AM

Plainfield, Indiana - April 25, 2003: Lincoln Bancorp (NASDAQ Symbol "LNCB", the "Corporation") announced today that the Board of Directors has approved the repurchase, from time to time, on the open market of up to 5% of the Corporation's outstanding shares of common stock, without par value ("Common Stock") or 222,591 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Repurchases may begin as early as Monday, April 28, 2003.

This will be the ninth repurchase since the initial public offering on December 30, 1998. To date, the company has repurchased approximately 3,508,000 shares. According to Tim Unger, Chairman and President, the Board believes that open market purchases will have the potential for growth in earnings per share of the Corporation's remaining outstanding shares.

The foregoing discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, anticipated market prices and prices actually paid by the Corporation for its shares pursuant to the stock repurchase program announced herein. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Corporation does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Lincoln  Bancorp  and  Lincoln  Federal  Savings  Bank  are   headquartered   in
Plainfield, Indiana with additional offices in Avon, Brownsburg, Crawfordsville, Frankfort, Greenwood, and Mooresville.

Contact:
Tim Unger
Chairman of the Board, President and CEO
Phone:  317-839-6539
E-mail: TimU@lincolnfederal.com